                         SIERRA PACIFIC POWER COMPANY
                      RATIO OF EARNINGS TO FIXED CHARGES
                           (DOLLARS IN TH0USANDS)


                                                                                                  TWELVE MONTHS
                                                                                                  ENDED MARCH 31,
EARNINGS                                    1991        1992       1993        1994        1995        1996
- --------                                    ----        ----       ----        ----        ----   ---------------

   Income After Interest Charges           $50,224    $49,843    $57,457     $60,863      $65,983      $68,836
   Deferral Mechanism Adjustments  (1,2)        $0     $1,050      ($409)         $2        ($552)       ($534)
                                          --------   --------   --------    --------     --------     --------
   Adjusted Income                         $50,224    $50,893    $57,048     $60,865      $65,431      $68,302

   Income Taxes, Operating                  24,810     26,029     27,499      29,113       37,370       40,242

   Income Taxes, Non-Operating                (390)      (787)       301         751         (231)        (239)

   Fixed Charges                   (1,2)    46,095     41,975     43,823      43,493       40,326       39,987
                                          --------   --------   --------    --------     --------     --------

         Earnings Available
          for Fixed Charges               $120,739   $118,110   $128,671    $134,222     $142,896     $148,292
                                          --------   --------   --------    --------     --------     --------
                                          --------   --------   --------    --------     --------     --------

FIXED CHARGES
- -------------

   Interest on Long-Term Debt      (1)     $39,331    $37,184    $39,091     $35,193      $35,326      $35,025
   Deferred Mechanism Adjustments               $0      ($980)      $459         $52         $554         $512
                                          --------   --------   --------    --------     --------     --------
   Adjusted Interest                       $39,331    $36,204    $39,550     $35,245      $35,880      $35,537

   Amortization of Debt Discount
     and Expenses, Less Premium                549        680      1,001       1,247        1,225        1,224

   Other Interest Expense          (2)       3,482      2,528        822       4,386          556          668
   Deferred Mechanism Adjustments                0        (70)       (50)        (54)          (2)          22
                                          --------   --------   --------    --------     --------     --------
   Adjusted Interest                         3,482      2,458        772       4,534          554          690

   Interest Compounded
     of all Rental Charges                   2,733      2,633      2,500       2,467        2,667        2,536
                                          --------   --------   --------    --------     --------     --------

         Total Fixed Charges               $46,095    $41,975    $43,823     $43,493      $40,326      $39,987
                                          --------   --------   --------    --------     --------     --------
                                          --------   --------   --------    --------     --------     --------

RATIO OF EARNINGS
  TO FIXED CHARGES                            2.62       2.81       2.94        3.09          3.54        3.71
                                          --------   --------   --------    --------     --------     --------
                                          --------   --------   --------    --------     --------     --------


(1) Adjusted for the deferral portion of the variable rate interest deferral mechanism.

(2) Adjusted for the carrying charges on the variable rate interest deferral mechanism.

                         SIERRA PACIFIC POWER COMPANY
       RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                           (DOLLARS IN TH0USANDS)


                                                                                                  TWELVE MONTHS
                                                                                                  ENDED MARCH 31,
EARNINGS                                    1991        1992       1993        1994        1995        1996
- --------                                    ----        ----       ----        ----        ----   ---------------

   Income After Interest Charges           $50,224    $49,843    $57,457     $60,863      $65,983      $68,836
   Deferral Mechanism Adjustments  (1,2)        $0     $1,050      ($409)         $2        ($552)       ($534)
                                          --------   --------   --------    --------     --------     --------
   Adjusted Income                         $50,224    $50,893    $57,048     $60,865      $65,431      $68,302

   Income Taxes, Operating                  24,810     26,029     27,499      29,113       37,370       40,242

   Income Taxes, Non-Operating                (390)      (787)       301         751         (231)        (239)

   Fixed Charges                   (1,2)    46,095     41,975     43,823      43,493       40,326       39,987
                                          --------   --------   --------    --------     --------     --------

   Earnings Available
    for Fixed Charges/Preferred Dividends $120,739   $118,110   $128,671    $134,222     $142,896     $148,292
                                          --------   --------   --------    --------     --------     --------
                                          --------   --------   --------    --------     --------     --------

FIXED CHARGES/PREFERRED DIVIDENDS
- ---------------------------------

   Interest on Long-Term Debt      (1)     $39,331    $37,184    $39,091     $35,193      $35,326      $35,025
   Deferred Mechanism Adjustments               $0      ($980)      $459         $52         $554         $512
                                          --------   --------   --------    --------     --------     --------
   Adjusted Interest                       $39,331    $36,204    $39,550     $35,245      $35,880      $35,537

   Amortization of Debt Discount
     and Expenses, Less Premium                549        680      1,001       1,247        1,225        1,224

   Other Interest Expense          (2)       3,482      2,528        822       4,588          556          668
   Deferred Mechanism Adjustments                0        (70)       (50)        (54)          (2)          22
                                          --------   --------   --------    --------     --------     --------
   Adjusted Interest                         3,482      2,458        772       4,534          554          690

   Interest Compounded
     of all Rental Charges                   2,733      2,633      2,500       2,467        2,667        2,536

   Preferred Dividends             (3)       6,481      8,496     12,258      11,827       11,325       11,437
                                          --------   --------   --------    --------     --------     --------

         Total Fixed Charges/              $52,576    $50,471    $56,081     $55,320      $51,851      $51,424
          Preferred Dividends             --------   --------   --------    --------     --------     --------
                                          --------   --------   --------    --------     --------     --------

RATIO OF EARNINGS
  TO FIXED CHARGES/PREFERRED DIVIDENDS        2.30       2.34       2.29        2.43         2.76         2.86
                                          --------   --------   --------    --------     --------     --------
                                          --------   --------   --------    --------     --------     --------


(1) Adjusted for the deferral portion of the variable rate interest deferral mechanism.

(2) Adjusted for the carrying charges on the variable rate interest deferral mechanism.

(3) Preferred Stock Dividend Requirements (100% Tax Rate).